Exhibit 4.4

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture, dated as of September 29, 2010 (this “Second Supplemental Indenture”), is by and among Derm-Rad Investment Company, LLC, a Florida limited liability company (“Derm-Rad”), 21st Century Oncology of Pennsylvania, Inc., a Pennsylvania corporation (“21st Century Penn”), Gettysburg Radiation, LLC, a Pennsylvania limited liability company (“Gettysburg”), Carolina Radiation and Cancer Treatment Center, Inc., a North Carolina corporation (“Carolina”), 21st Century Oncology of Kentucky, LLC, a Kentucky limited liability company (“21st Century Kentucky”), New England Radiation Therapy Management Services, Inc., a Massachusetts corporation, (“NERTMS”) and Radiation Therapy School for Radiation Therapy Technology, Inc., a Florida corporation (“RT School” and, together with Derm-Rad, 21st Century Penn, Gettysburg, Carolina, 21st Century Kentucky and NERTMS, the “New Guarantors” and each, a “New Guarantor”), Radiation Therapy Services, Inc., a Florida corporation (together with its successors and assigns, the “Company”), each other then existing Guarantor under the Indenture referred to below (the “Guarantors”), and Wells Fargo Bank, National Association, Trustee under the Indenture referred to below.  Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of April 20, 2010 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 9 7/8% Senior Subordinated Notes due 2017 of the Company (the “Notes”);

WHEREAS, pursuant to Section 10.03 of the Indenture, each Person that becomes obligated to provide a Guarantee pursuant to Section 4.16 of the Indenture must execute and deliver to the Trustee a supplemental indenture making such Person a party to the Indenture, along with a notation of such Guarantee in the form included as Exhibit E to the Indenture;

WHEREAS, pursuant to Section 4.16 of the Indenture, the Company will not permit any of its Restricted Subsidiaries (other than Foreign Subsidiaries) to guarantee Indebtedness under the Credit Agreement, unless such Restricted Subsidiary executes and delivers to the Trustee a supplemental indenture, providing a guarantee of payment of the Notes by such Restricted Subsidiary;

WHEREAS, each of the New Guarantors is a Restricted Subsidiary of the Company and has guaranteed or will guarantee Indebtedness under the Credit Agreement;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Second Supplemental Indenture to amend the Indenture, without the consent of any Holder; and

WHEREAS, by entering into this Second Supplemental Indenture, the Company, the Guarantors and the Trustee have consented to amend the Indenture in accordance with the terms and conditions herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.                                            Agreement to be Bound.  Each New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  Each New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.                                            Compliance with and Fulfillment of Condition of Sections 4.16 and 10.03.  The execution and delivery of this Second Supplemental Indenture and the Guarantee by the New Guarantors (along with such documentation relating thereto as the Trustee shall require) fulfills the obligations of the Company under Sections 4.16 and 10.03 of the Indenture.

Section 3.                                            Ratification of Indenture; Supplemental Indenture Part of Indenture; Trustee’s Disclaimer.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Second Supplemental Indenture.

Section 4.                                            Governing Law.  This Second Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

Section 5.                                            No Adverse Interpretation of Other Agreements.  This Second Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries (other than the Indenture).  No such indenture, loan or debt agreement may be used to interpret this Second Supplemental Indenture or the Indenture.

Section 6.                                            Successors.  This Second Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.                                            Separability.  Each provision of this Second Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Second Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.                                            Counterpart Originals.  The parties may sign multiple counterparts of this Second Supplemental Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 9.                                            Headings, etc.  The headings of the Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

DERM-RAD INVESTMENT COMPANY, LLC, as a Guarantor

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Vice President

21ST CENTURY ONCOLOGY OF PENNSYLVANIA, INC., as a Guarantor

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Vice President

GETTYSBURG RADIATION, LLC, as a Guarantor

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Vice President

CAROLINA RADIATION AND CANCER TREATMENT CENTER, INC., as a Guarantor

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Vice President

21ST CENTURY ONCOLOGY OF KENTUCKY, LLC, as a Guarantor

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Chief Financial Officer

NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC., as a Guarantor

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Vice President

RADIATION THERAPY SCHOOL FOR RADIATION THERAPY TECHNOLOGY, INC., as a Guarantor

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Vice President

RADIATION THERAPY SERVICES, INC.

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Senior Vice President and Chief
Financial Officer

21ST CENTURY ONCOLOGY OF ALABAMA, LLC
ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.
CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF JACKSONVILLE, INC.
DEVOTO CONSTRUCTION OF SOUTHWEST FLORIDA, INC.
RADIATION THERAPY SERVICES INTERNATIONAL, INC.
21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
JACKSONVILLE RADIATION THERAPY SERVICES, INC.
FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
21ST CENTURY ONCOLOGY, LLC
21ST CENTURY ONCOLOGY OF HARFORD COUNTY MARYLAND, LLC
BERLIN RADIATION THERAPY TREATMENT CENTER, LLC
21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC
AMERICAN CONSOLIDATED TECHNOLOGIES, LLC
MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INC.
NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, LLC
21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
WEST VIRGINIA RADIATION THERAPY SERVICES, INC.
PHOENIX MANAGEMENT COMPANY, LLC
CAROLINA REGIONAL CANCER CENTER, LLC
ATLANTIC UROLOGY CLINICS, LLC

By:	/s/ Kerrin E. Gillespie
Name:Kerrin E. Gillespie
Title:Vice President

RADIATION THERAPY SERVICES HOLDINGS, INC., as a Guarantor

By:	/s/ Kerrin E. Gillespie
Name:	Kerrin E. Gillespie
Title:	Senior Vice President and Chief
Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President